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                                                        EXHIBIT 23.03


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 2 to the Registration Statement No. 333-30889 on Form S-4 of Cardinal Health, Inc. of our report dated August 2, 1996, with respect to the consolidated financial statements of Pyxis Corporation, included in the Annual Report (Form 10-K/A) of Cardinal Health, Inc. for the year ended June 30, 1997, filed with the Securities and Exchange Commission.



                                                        /s/ Ernst & Young LLP

                                                        ERNST & YOUNG LLP


San Diego, California

January 8, 1998